Exhibit 99.1

United Online Reports Second Quarter 2014 Results

  Revenues Near High End of Guidance Range and Adjusted OIBDA Exceeded Guidance
  Free Cash Flow in Quarter was $4.9 Million

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--August 11, 2014--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer services and products over the Internet, today reported limited financial information. The company is working to finalize its accounting for income taxes and, accordingly, has provided limited financial information herein. The financial information for Q2 2014 and Q2 2013, as presented herein, is correct. In connection with the preparation of the company’s provision for income taxes for the quarter ended June 30, 2014, the company determined that the accounting for income taxes in prior periods was not correct. In addition, the change in the accounting for income taxes negatively impacts the goodwill impairment charge recorded by its Classmates reporting unit during the quarter ended September 30, 2013. The company has determined that the provision for income taxes and the goodwill impairment charge for the Classmates reporting unit for the year ended December 31, 2013 were understated by approximately $3.3 million and $2.5 million, respectively. The company is currently evaluating whether the errors (i) change management's assessment of the effectiveness of the company’s internal control over financial reporting as of December 31, 2013, or (ii) cause any previously-issued quarterly or annual financial statements for the periods from January 1, 2011 through March 31, 2014 to be materially misstated. In the event any prior period is materially misstated, the financial statements for such period and those of subsequent periods will be required to be restated in an amendment to our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. If the prior-period financial statements were materially correct, the company will revise historically presented amounts when presented in the future.

Second Quarter 2014 Consolidated Financial Highlights

United Online reported consolidated revenues of $54.6 million, compared to $57.6 million in the second quarter of 2013, a decrease of 5%. Consolidated revenues were near the high end of the guidance range.

Consolidated adjusted OIBDA was $10.2 million, essentially flat compared to the second quarter of 2013. Consolidated operating loss was $0.4 million, compared to operating income of $0.9 million in the second quarter of 2013, a decrease of $1.3 million. Consolidated operating loss was near the high end of the guidance range and adjusted OIBDA exceeded guidance.

The company remained debt free, and had cash and cash equivalents of $70.4 million, or $4.98 per diluted share, compared to $67.3 million at March 31, 2014.

Business Highlights

Recent business highlights include:

  Communications segment revenues and adjusted OIBDA were $26.2 million and $8.8 million, respectively, representing increases of 5% and 1%, respectively, compared to the second quarter of 2013, led by growth in mobile broadband and an increase in advertising revenues.
  NetZero Mobile and Home Wireless Broadband products and services are now available in retail locations in the New York and Philadelphia metropolitan areas. The company’s agreement with Volante Mobile has been expanded into these areas, after launching in California, Florida and Texas in May 2014.
  Classmates, StayFriends and MyPoints continue to build their mobile presence. At Classmates, 40% of new basic member sign-ups were mobile, up from 28% in the second quarter of 2013. StayFriends rolled out the mobile registration capability across all acquisition channels. At MyPoints, improvements were made to the mobile web product and a new native mobile app is in development.
  Both Classmates and MyPoints made progress in increasing user engagement. Classmates had a 22% increase in average daily member unique visits compared to the second quarter of 2013, and MyPoints had a 5% increase in the email click-through-rate.

Management Commentary

“United Online delivered solid financial and operational results in the second quarter, reflecting our continued efforts to optimize our existing businesses, including the development of new product features,” said Francis Lobo, President and Chief Executive Officer. “In recent months, United Online has also made considerable progress in identifying growth opportunities that best leverage our strengths and assets. We look forward to discussing our progress on today’s earnings call.”

Business Outlook

For the third quarter of 2014, United Online expects revenues within a range of $51.5 to $54.0 million, adjusted OIBDA within a range of $8.5 to $10.0 million and operating income within a range of $1.0 to $2.5 million.

For the full year 2014, the company expects adjusted OIBDA within a range of $31.0 to $35.0 million and operating loss within a range of $5.5 to $1.5 million.

The table below reconciles the company’s guidance for operating income (loss), a GAAP measure, to adjusted OIBDA.

(in millions)	Third Quarter 2014 Guidance	Full Year 2014 Guidance
Operating Income (Loss)	$1.0 - $2.5	$(5.5) - $(1.5)
Depreciation	$3.2	$13.5
Amortization of intangible assets	$1.7	$6.3
Stock-based compensation	$2.1	$8.8
Restructuring and litigation or dispute settlement costs	$0.5	$7.9
Adjusted OIBDA(1)	$8.5 - $10.0	$31.0 - $35.0

Conference Call Information

The company will host a conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, August 11, 2014. The conference call dial-in number is 888-471-3843 for U.S. and Canadian participants and 719-325-2464 for participants outside the U.S. and Canada. The passcode is 6596355. Alternatively, a live webcast of the conference call will be accessible within the Investors section of the company’s website at www.unitedonline.com.

A replay of the broadcast will be available for seven days following the call on the company’s website, or by dialing 888-203-1112 (or 719-457-0820 outside of the U.S. and Canada) and using the replay passcode, 6596355.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statement of Operations and Reconciliation to Adjusted OIBDA(1)
(in thousands)

	Quarter Ended June 30,
	2014	2013
Revenues	$54,600	$57,567

Operating expenses:
Cost of revenues	17,120	18,977
Sales and marketing	12,959	13,823
Technology and development	6,886	8,385
General and administrative(a)	16,320	14,168
Amortization of intangible assets	1,383	1,361
Contingent consideration - fair value adjustment	-	25
Restructuring and other exit costs	331	(62)
Total operating expenses	54,999	56,677

Operating income (loss)	(399)	890

Depreciation	3,426	3,987
Amortization of intangible assets	1,667	2,854
Operating income before depreciation and amortization	4,694	7,731
Stock-based compensation	2,031	2,094
Restructuring and other exit costs	331	(62)
Litigation or dispute settlement charges	3,099	300
Transaction-related costs	-	98
Adjusted OIBDA	$10,155	$10,161

(a) The company has revised, in the accompanying tables, its previously-reported general and administrative expense that was reported in the company’s consolidated statements of operations, as well as the corporate unallocated expenses included in the segment information. The revision is related to an immaterial correction of previously-reported professional and consulting fees.

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(2)
(in thousands)

	Quarter Ended June 30,
	2014	2013
Net cash provided by operating activities	$5,865	$10,466
Adjustments:
Capital expenditures	(2,895)	(2,474)
Cash paid for restructuring and other exit costs	1,378	315
Cash paid for litigation or dispute settlement charges	596	106
Cash paid for transaction-related costs	-	366
Free cash flow	$4,944	$8,779

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended June 30,
	2014	2013
Content & Media
Revenues:
Services	$19,082	$20,594
Products	932	1,030
Advertising and other	8,602	11,295
Total revenues	28,616	32,919

Operating expenses:
Cost of revenues	7,051	10,559
Sales and marketing	9,776	10,156
Technology and development	4,375	6,102
General and administrative	7,394	4,893
Amortization of intangible assets	1,383	1,361
Contingent consideration - fair value adjustment	-	25
Restructuring and other exit costs	238	(62)
Total operating expenses	30,217	33,034

Operating loss	(1,601)	(115)

Depreciation	2,587	3,041
Amortization of intangible assets	1,667	2,854
Segment income from operations	2,653	5,780
Stock-based compensation	516	536
Restructuring and other exit costs	238	(62)
Litigation or dispute settlement charges	3,099	300
Transaction-related costs	-	20
Segment adjusted OIBDA	$6,506	$6,574

Communications
Revenues:
Services	$17,409	$17,321
Products	1,444	691
Advertising	7,342	6,923
Total revenues	26,195	24,935

Operating expenses:
Cost of revenues	10,080	8,432
Sales and marketing	3,389	3,940
Technology and development	2,511	2,283
General and administrative	2,521	2,851
Restructuring and other exit costs	(8)	-
Total operating expenses	18,493	17,506

Operating income	7,702	7,429

Depreciation	732	859
Segment income from operations	8,434	8,288
Stock-based compensation	414	481
Restructuring and other exit costs	(8)	-
Segment adjusted OIBDA	$8,840	$8,769

Total segment adjusted OIBDA	$15,346	$15,343

Reconciliation of segment revenues to consolidated revenues:
Content & Media	$28,616	$32,919
Communications	26,195	24,935
Corporate	6	-
Intersegment eliminations	(217)	(287)
Consolidated revenues	$54,600	$57,567

Reconciliation of segment operating expenses to consolidated operating expenses:
Content & Media	$30,217	$33,034
Communications	18,493	17,506
Unallocated corporate expenses(a)	6,506	6,424
Intersegment eliminations	(217)	(287)
Consolidated operating expenses	$54,999	$56,677

Reconciliation of segment income from operations to consolidated operating income (loss):
Content & Media	$2,653	$5,780
Communications	8,434	8,288
Total segment income from operations	11,087	14,068
Depreciation	(3,426)	(3,987)
Amortization of intangible assets	(1,667)	(2,854)
Unallocated corporate expenses, excluding depreciation(a)	(6,393)	(6,337)
Consolidated operating income (loss)	$(399)	$890

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
Content & Media adjusted OIBDA	$6,506	$6,574
Communications adjusted OIBDA	8,840	8,769
Total segment adjusted OIBDA	15,346	15,343
Unallocated corporate expenses(a)	(5,191)	(5,182)
Consolidated adjusted OIBDA	$10,155	$10,161

(a) The company has revised, in the accompanying tables, its previously-reported general and administrative expense that was reported in the company’s consolidated statements of operations, as well as the corporate unallocated expenses included in the segment information. The revision is related to an immaterial correction of previously-reported professional and consulting fees.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Consolidated:
Revenues (in thousands)	$54,600	$55,369	$62,644	$56,239	$57,567

Content & Media:
Segment revenues (in thousands)	$28,616	$29,843	$35,869	$32,233	$32,919
% of consolidated revenues	52%	54%	57%	57%	57%

Pay accounts(3) (in thousands)	2,519	2,574	2,632	2,690	2,720
Segment churn(5)	3.0%	3.2%	3.0%	2.9%	3.1%
ARPU(4)	$2.49	$2.49	$2.54	$2.52	$2.48
Segment active accounts(4) (in millions)	9.8	10.8	10.3	10.3	10.5
Currency exchange rate: EUR to USD	1.37	1.37	1.36	1.33	1.31

Communications:
Segment revenues (in thousands)	$26,195	$25,674	$26,929	$24,354	$24,935
% of consolidated revenues	48%	46%	43%	43%	43%

Pay accounts(3) (in thousands):
Internet access	328	343	346	360	378
Other	197	202	207	213	217
Total Communications pay accounts	525	545	553	573	595

Segment churn(5)	3.0%	3.1%	2.7%	2.7%	3.0%
ARPU(4)	$10.72	$10.42	$9.74	$9.41	$9.34
Segment active accounts(3) (in millions)	1.1	1.1	1.2	1.2	1.2

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

Non-GAAP Measures

In evaluating the company’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): adjusted OIBDA and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs — Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs —The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income (loss) from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (i) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (ii) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income (loss) from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring and other exit costs, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and other exit costs, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay dividends, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(3) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, with the exception of our free NetZero Mobile Broadband service, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. In addition, at any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool, such as the subscribers receiving our free NetZero Mobile Broadband service, and a number of accounts that have notified us that they are terminating their service but whose service remains in effect.

Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited our domestic or international online nostalgia websites (excluding schoolFeed, the Names Database and Yearbook app) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free dial-up Internet access and email accounts that logged on to our services at least once during the preceding 31 days.

(4) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(5) Our average monthly churn rate is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period. Our average monthly churn percentage may fluctuate from period to period due to our mix of subscription terms, which affects the timing of subscription expirations, and other factors. We make certain normalizing adjustments to the calculation of our churn percentage for periods in which we add a significant number of pay accounts due to acquisitions. For our Communications segment pay accounts, we do not include in our churn calculation accounts canceled during the first 30 days of service, other than dial-up accounts that have upgraded from free accounts. A number of such accounts nevertheless will be included in our account totals at any given measurement date. Subscribers who cancel one pay service but subscribe to another pay service are not necessarily considered to have canceled a pay account depending on the services and, as such, our segment churn rates are not necessarily indicative of the percentage of subscribers canceling any particular service.

About United Online®

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer services and products over the Internet, where the company’s brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. United Online’s Content & Media segment provides social networking products and services (Classmates and StayFriends) and loyalty marketing service (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including NetZero Mobile Broadband (NetZero Wireless).

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the effect of competition; the company’s inability to maintain or increase its advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features or the success of new business models; the severity and duration of current economic conditions; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members; problems associated with the company’s operations, systems or technologies; the company’s inability to enforce or defend its ownership and use of intellectual property; changes in marketing conditions and laws; the write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the Euro; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; the company’s inability to retain key customers, vendors and personnel; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
United Online, Inc.
Investors:
David Bigelow, (818) 287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis, (818) 287-3388
pr@untd.com